Exhibit 99.1

Amwell Receives Continued Listing Standard Notice From NYSE

Amwell’s Class A Common Stock continues to trade on the NYSE

BOSTON, April 4, 2024 – Amwell® (NYSE: AMWL), a leading provider of healthcare software as a service, today announced that it received a notice on April 2, 2024 from the New York Stock Exchange (NYSE) informing the company that it is not in compliance with the NYSE’s continued listing minimum price criteria with respect to its Class A common stock because the average closing price of the company’s Class A common stock was less than $1 per share over a consecutive 30 trading-day period. The notice does not result in the immediate delisting of the company’s Class A common stock from the NYSE.

NYSE rules give Amwell a six-month period to regain compliance with the minimum price criteria. The company has already confirmed to the NYSE its intent to cure the deficiency, including by effecting a reverse stock split, subject to board approval and stockholder approval at its upcoming 2024 annual meeting.

Receipt of the NYSE notice does not affect Amwell’s business, operations or reporting requirements with the Securities and Exchange Commission. The company’s Class A common stock will continue to list and trade on the NYSE during the six-month cure period, subject to its compliance with other NYSE continued listing standards.

About Amwell

Amwell provides a leading hybrid care enablement platform in the United States and globally, connecting and enabling providers, payers, patients, and innovators to deliver greater access to more affordable, higher quality care. Amwell believes that hybrid care delivery will transform healthcare. The company offers a single comprehensive platform to support all digital health needs, from urgent to acute and post-acute care, chronic care management and healthy living. With nearly two decades of experience, Amwell powers the digital care of more than 50 health plans, which collectively represent more than 100 million covered lives and many of the nation’s largest health systems. For more information, please visit https://business.amwell.com/.

©2024 American Well Corporation. All rights reserved. Amwell®, SilverCloud®, ConvergeTM, CarepointTM and the Amwell Logo are registered trademarks or trademarks of American Well Corporation.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding the ability to cure the minimum price criteria deficiency and regain compliance with NYSE listing standards and for the Class A common stock to remain listed on the NYSE, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Exhibit 99.1

Forward-looking statements represent our beliefs and assumptions only as of the date of this release. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: our ability to regain and maintain compliance with NYSE listing standards; our ability effect any reverse stock split; our ability to successfully transition our clients to Converge without significant attrition; our ability to renew and upsell our client base; the election by the Defense Health Agency to deploy our solution across their entire enterprise; the continuation of the DHA relationship beyond July of 2025 with comparable financial terms; weak growth and increased volatility in the telehealth market; our ability to adapt to rapid technological changes; increased competition from existing and potential new participants in the healthcare industry; changes in healthcare laws, regulations or trends and our ability to operate in the heavily regulated healthcare industry; our ability to comply with federal and state privacy regulations; the significant liability that could result from a cybersecurity breach; and other factors described under ‘Risk Factors’ in our most recent form 10-K filed with the SEC. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of our website at investors.amwell.com and on the SEC’s website at www.sec.gov.